                               SECOND AMENDMENT TO
                       LOAN AGREEMENT AND PROMISSORY NOTE

         THIS SECOND AMENDMENT TO LOAN AGREEMENT AND PROMISSORY
NOTE (the "Amendment") is made and entered into effective the 1st day of
October, 2000, by and between MCO PROPERTIES INC., a Delaware corporation, MCO
PROPERTIES L.P., a Delaware limited partnership, HORIZON CORPORATION, a Delaware corporation, HORIZON PROPERTIES CORPORATION, a Delaware corporation, WESTCLIFF
DEVELOPMENT CORPORATION, a Texas corporation (collectively, "Borrower"), and
SOUTHWEST BANK OF TEXAS, N.A., a national banking association ("Lender").

                                R E C I T A L S:
                                - - - - - - - -

         WHEREAS, Borrower made executed and delivered that certain Promissory
Note (Revolving Credit) dated October 30, 1998, in the original principal sum of
Fourteen Million and No/100 ($14,000,000.00) bearing interest on the unpaid balance thereof at the rate or rates therein stated, with a final stated
maturity thereof of October 1, 2000 (which, as it may have been further amended, supplemented or restated, is herein called the "Note");

         WHEREAS, the Note was issued pursuant to that certain Loan Agreement dated effective October 30, 1998 (which, as it was modified by that First
Amendment to Loan Agreement dated effective February 26, 1999 between Borrower and Lender (the "First Amendment") and as it may have further been amended, supplemented or restated, is herein called the "Loan Agreement" between Borrower and Lender; the terms defined therein being used herein as therein defined unless otherwise defined herein);

         WHEREAS, the Note is secured by, among other security, one or more
Modification and Restatement Deeds of Trust, Security Agreement, Fixture Filing
and Assignment of Rents (as they may have been amended, supplemented or corrected, are herein collectively called the "Deeds of Trust") from Borrower for the benefit of Lender, to each of which instruments reference is here made for description of the property covered and affected by such instruments (the
"Property") and for all other purposes. The liens, security interests and assignments of the Deeds of Trust and of all other documents or instruments now or hereafter governing, evidencing, guaranteeing or securing or otherwise relating to payment of all or any part of the indebtedness evidenced by the Note
(collectively, the "Credit Documents") are hereinafter called the "Liens."

         WHEREAS, Borrower and Lender desire to further amend the Loan Agreement and the Note to: (i) extend the maturity date of the Note from October 1, 2000 to September 30, 2001 and (ii) amend certain terms and provisions of the Loan
Agreement;

                               A G R E E M E N T:
                               - - - - - - - - -

         In consideration of the premises and the mutual agreements herein set forth, Borrower and Lender hereby agree as follows:

         1.     Amendments to the Loan Agreement. The Loan Agreement is, effective the date hereof, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

                (a)     Section 1, Loan, is amended by replacing subsection 1(a) with the following:

                        (a) On the terms and subject to the conditions set
                        forth in this Agreement, Lender agrees to lend to
                        Borrower up to $14,000,000.00 (the "Loan"). The Loan
                        shall be evidenced by a Revolving Credit Note (the
                        "Note") in a form satisfactory to Lender, duly
                        executed by Borrower in the principal amount of
                        $14,000,000.00 and made payable to the order of
                        Lender. Principal and interest on the Note shall be
                        due and payable in the manner and at the times set
                        forth in the Note with final maturity (the "Maturity
                        Date") on September 30, 2001. The availability or
                        proceeds of the Loan shall be used only (i) for the
                        issuance of one or more Letters of Credit (as
                        hereinafter defined), and (ii) for Borrower's general
                        corporate purposes.

                (b)     Section 3(a) is hereby amended by replacing subsection (v) of that section with the following language:

                        (v)      appraisals of all the Real Estate Collateral (as hereinafter defined), the principal amount of which exceeds $250,000.00, in form and content satisfactory to Lender,

                (c)     Exhibit A is hereby amended by changing, the
                        definition of "Eligible" Real Estate Note by deleting
                        subparagraph (ii) of that paragraph in its entirety.

         2.     Amendment to Note.  The Note is, effective the date hereof, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

                (a)     Section 1 is hereby amended by changing the
                        definition of "Maturity Date" from "OCTOBER 1, 2000"
                        to "SEPTEMBER 30, 2001."

                (b)     Upon the effective date hereof, Lender shall be
                        authorized to endorse on the Note the following
                        legend or a legend of similar effect:

                        "THE MATURITY DATE SET FORTH IN THIS NOTE HAS BEEN
                EXTENDED UNTIL SEPTEMBER 30, 2001, PURSUANT TO THAT CERTAIN
                SECOND AMENDMENT TO LOAN AGREEMENT AND PROMISSORY NOTE DATED
                AS OF OCTOBER 1, 2000, AMENDING, AMONG OTHER THINGS, THE LOAN
                AGREEMENT REFERRED TO IN THIS NOTE."

         3.     Conditions of Effectiveness. This Amendment shall become effective when, and only when, Lender shall have received counterparts of this Amendment executed by Borrower and Sections 1 and 2 hereof shall become effective when, and only when, Lender shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by Lender (which date shall be the same for all such documents), in form and substance satisfactory to the Lender:

                (a)     Renewal and Extension of Note and Liens to be filed
                        of record in the Official Public Records of Mohave
                        County, Arizona; Maricopa County, Arizona; Cochise
                        County, Arizona; Pima County, Arizona; Riverside
                        County, California; Bernadillo County, New Mexico;
                        Socorro County, New Mexico; Valencia County, New
                        Mexico; El Paso County, Texas; Potter County, Texas;
                        and San Jacinto County, Texas;

                (b)     A $70,000.00 (.50%) extension commitment fee; and

                (c)     Any and all other documentation as Lender may reasonably require.

         4.     Representations and Warranties of Borrower.  Borrower represents and warrants as follows:

                (a)     Borrower is duly authorized and empowered to execute, deliver and perform this Amendment and all other instruments referred to or mentioned herein to which it is a party and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken. This Amendment, when executed and delivered, will constitute valid and binding obligations of Borrower enforceable in accordance with its terms.  This Amendment does not violate any provisions of Borrower's Articles of Incorporation, By-Laws, or any contract, agreement, law or regulation to which Borrower is subject and does not require the consent or approval of any regulatory authority or governmental body of the United States or any state.

                (b)     The representations and warranties made by Borrower in the Loan
                        Agreement are true and correct as of the date of this Amendment.

                (c)     No event has occurred and is continuing which
                        constitutes an Event of Default or would constitute
                        an Event of Default but for the requirement that
                        notice be given or time lapse or both.

         5.     No Usury Intended; Spreading. Notwithstanding any provision to the contrary contained in the Note or any of the other Credit Documents, it is expressly provided that in no case or event shall the aggregate of (i) all interest on the unpaid balance of the Note, accrued or paid from the date of and
(ii) the aggregate of any other amounts accrued or paid pursuant to the Note or any Credit Documents, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by the Note ever exceed the
Maximum Rate (as defined in the Note). In this connection, Borrower and Lender expressly stipulate and agree that it is their common and overriding intent to contract in strict compliance with the applicable usury laws. In furtherance thereof, none of the terms of the Note or any of the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the
Maximum Rate. Borrower or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by the Note shall never be liable for interest in excess of the Maximum Rate. If, for any reason whatever, the interest paid or received on the Note during its full term produces a rate which exceeds the Maximum Rate, the holder of the Note shall credit against the principal of the Note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on the Note to produce a rate equal to the Maximum Rate. All sums paid or agreed to be paid to the holder of the Note for the use, forbearance or detention of the indebtedness evidenced thereby shall, to the extent required to avoid or minimize usury and to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Note, so that the interest rate does not exceed the Maximum Rate. The provisions of this paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Borrower and Lender.

         6.     Reference to and Effect on the Loan Documents; Miscellaneous. Upon
the effectiveness of Section 1 hereof on and after the date hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof,"
"herein" or words of like import, and each reference in the Loan documents shall mean and be a reference to the Loan Agreement as amended hereby. The Liens are hereby ratified and confirmed as continuing to secure the payment of the Note, as modified hereby. Nothing herein shall in any manner diminish, impair or extinguish the Note, any of the other Credit Documents or the Liens. The Liens are not waived. To the extent of any conflict between the Note or any of the other Credit Documents (or any earlier modification of any of them) and this
Agreement, this Agreement shall control. Except as hereby expressly modified, all terms of the Note and the other Credit Documents (as any of them may have been previously modified by any written agreement) remain in full force and effect. If more than one person or entity execute this Agreement as "Borrower,"
each shall be jointly and severally liable for the obligations of Borrower hereunder. This Agreement (a) shall bind and benefit Borrower and, except as herein expressly limited, Lender and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors and assigns
(provided, that Borrower shall not assign its rights hereunder without the prior written consent of Lender); (b) may be modified or amended only by a writing signed by each party; (c) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM
TIME TO TIME IN EFFECT; (d) may be executed in several counterparts, and by the parties hereto in separate counterparts, and each counterpart, when executed and delivered, shall constitute an original agreement enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute me same agreement and (e) embodies the entire agreement and understanding between the parties with respect to modifications of instruments provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Borrower acknowledges and agrees that there are no oral agreements between Borrower and Lender which have not been incorporated in this
Agreement. If any provision of this Agreement should be determined by any court of competent jurisdiction to be illegal, invalid or unenforceability under present or future laws, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby. Each waiver in this Agreement is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Lender for having bargained for and obtained it. Wherever the term "including" or a similar term is used in this
Agreement, it shall be read as if it were "including by way of example only and without in any way limiting the generality of the clause or concept referred
to." Any exhibits, appendices and annexes described in this Agreement as being attached to it are hereby incorporated into it. The headings in this Agreement shall be accorded no significance in interpreting it. BORROWER HEREBY RELEASES,
DISCHARGES AND ACQUITS FOREVER LENDER AND ITS OFFICERS, DIRECTORS, TRUSTEES,
AGENTS, EMPLOYEES AND COUNSEL (IN EACH CASE, PAST, PRESENT AND FUTURE) FROM ANY
AND ALL CLAIMS EXISTING AS OF THE DATE HEREOF (OR THE DATE OF ACTUAL EXECUTION
HEREOF BY THE APPLICABLE PERSON OR ENTITY, IF LATER). AS USED HEREIN, THE TERM
"CLAIM" SHALL MEAN ANY AND ALL LIABILITIES, CLAIMS, DEFENSES, DEMANDS, ACTIONS,
CAUSES OF ACTION, JUDGMENTS, DEFICIENCIES, INTEREST, LIENS, COSTS OR EXPENSES
(INCLUDING BUT NOT LIMITED TO COURT COSTS, PENALTIES, ATTORNEYS' FEES AND
DISBURSEMENTS, AND AMOUNTS PAID IN SETTLEMENT) OF ANY KIND AND CHARACTER
WHATSOEVER, INCLUDING BUT NOT LIMITED TO CLAIMS FOR USURY, BREACH OF CONTRACT,
BREACH OF COMMITMENT, NEGLIGENT MISREPRESENTATION OR FAILURE TO ACT IN GOOD
FAITH, IN EACH CASE WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED,
ASSERTED OR UNASSERTED OR PRIMARY OR CONTINGENT, AND WHETHER ARISING OUT OF
WRITTEN DOCUMENTS, UNWRITTEN UNDERTAKINGS, COURSE OF CONDUCT, TORT, VIOLATIONS
OF LAWS OR REGULATIONS OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY
APPLICABLE LAW, BORROWER HEREBY WAIVES ALL RIGHTS, REMEDIES, CLAIMS AND DEFENSES
BASED UPON OR RELATED TO SECTIONS 51.003, 51.004 AND 51.005 OF THE TEXAS
PROPERTY CODE, TO THE EXTENT THE SAME PERTAIN OR MAY PERTAIN TO ANY ENFORCEMENT
OF ANY OF THE CREDIT DOCUMENTS.

         7.     Costs and Expenses. Borrower agrees to pay on demand all costs and expenses of Lender in connection with the preparation, reproduction., execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for Lender. In addition, Borrower shall pay any and all fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such fees.

         8.     Final Agreement. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE
FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY
EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS
OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE
PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed in multiple counterparts, each of which is an original instrument for all purposes, all as of the day and year first above written.

                                        "BORROWER"

                                        MCO PROPERTIES INC.,
                                        A DELAWARE CORPORATION

                                        BY:   /S/ J. Richard Rosenberg
                                            J. Richard Rosenberg, Vice-President

                                        MCO PROPERTIES L.P.,
                                        A DELAWARE LIMITED PARTNERSHIP

                                        BY:      MCO PROPERTIES INC.,
                                                 A DELAWARE CORPORATION
                                                 ITS GENERAL PARTNER

                                                 By:  /S/ J. Richard Rosenberg
                                                     J. Richard Rosenberg, Vice-President

                                        HORIZON CORPORATION,
                                        A DELAWARE CORPORATION

                                        By:  /S/ J. Richard Rosenberg
                                        J. Richard Rosenberg, Vice-President

                                        HORIZON PROPERTIES CORPORATION,
                                        A DELAWARE CORPORATION

                                        By:  /S/ J. Richard Rosenberg
                                           J. Richard Rosenberg, Vice-President

                                        WESTCLIFF DEVELOPMENT CORPORATION,
                                        A TEXAS CORPORATION

                                        By:  /S/ J. Richard Rosenberg
                                          J. Richard Rosenberg, Vice-President

                                        "LENDER"

                                        SOUTHWEST BANK OF TEXAS, N.A.,
                                        A NATIONAL BANKING ASSOCIATION

                                        By:    /s/ George M. Marshall
                                        Name:  George M. Marshall
                                        Title: Vice President